Execution Version
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED LICENSE AGREEMENT
THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED LICENSE AGREEMENT (this “Amendment”), dated as of December 24, 2025 (the “Amendment Date”), is entered into by and between Hilton Worldwide Holdings Inc., a Delaware corporation (“Licensor”), and Hilton Grand Vacations Inc., a Delaware corporation (“Licensee”). Each of Licensor and Licensee is referred to herein as a “Party” and collectively, as the “Parties.” Defined terms used but not otherwise defined herein shall have the meanings set forth in the License Agreement (as defined below).
WITNESSETH:
WHEREAS, Licensor and Licensee are parties to that Second Amended and Restated License Agreement, dated as of November 6, 2024 (the “License Agreement”), pursuant to which Licensor licenses to Licensee the Licensed IP and Hilton Data for Licensee’s use in its Vacation Ownership Business, subject to the terms and conditions of the License Agreement;
WHEREAS, the Parties previously agreed to the Diamond Rebrand Plan as set forth in the License Agreement;
WHEREAS, the License Agreement contemplates that with respect to European Properties, the Parties shall use good faith efforts to agree to remove any of European Properties from the Diamond Rebrand Plan if, among other things, Licensee determines that any such property is not viable or suitable for a conversion and rebrand in accordance with the Diamond Rebrand Plan; and
WHEREAS, in connection therewith, the Parties desire to enter into this Amendment to reflect the foregoing and related changes (collectively, the “Diamond Rebrand Plan and Room Conversion Adjustment”).
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained in this Amendment, the Parties hereby agree as follows:
Section 1.1.Royalty Related to Certain Diamond Business and Bluegreen Business During the Acquisition Integration Periods.
(a)Section 3.2(b) of the License Agreement is hereby amended and replaced in its entirety with the following:
(b)“On the date indicated on Schedule 5.10(a) with respect to the Diamond Rebrand Plan and Schedule 5.10(b) with respect to the Bluegreen Rebrand Plan (each such date being deemed the “Measurement Date”), the Parties shall measure the progress of the Diamond Rebrand Plan (per Schedule 5.10(a)) and the Bluegreen Rebrand Plan (per Schedule 5.10(b)).
(c)Section 3.2(c)(ii) of the License Agreement is hereby amended and replaced in its entirety with the following:
“(ii)    If Licensee shall have failed to achieve the Cumulative Rooms Converted for Diamond of 9,280 by September 30, 2031, Licensor shall have the option, by written notice to Licensee, to prohibit future offering and sales of HGV Max.”

(d)Section 3.2(c)(iii) of the License Agreement is hereby amended and replaced in its entirety with the following:
“(iii)    If Licensee shall have achieved the Cumulative Rooms Converted of at least 9,280 for Diamond but less than 10,100 by September 30, 2031, Licensee shall have until September 30, 2032 (the “Diamond Extension Period”) to achieve the Cumulative Rooms Converted target of 10,100. For the purposes of this paragraph (iii) only, Licensee shall be permitted to achieve such target by including and/or substituting properties and rooms that are currently not part of the Diamond Properties, as of the First Amendment Date (e.g., April 4, 2022), so long as (1) such properties or rooms have been converted into Licensed Vacation Ownership Properties or rooms thereof before September 30, 2032 and (2) access to, or rights to use, such rooms as accommodations (i.e., inventory) have been contributed to, and made available as part of, the Diamond Collections (such replacement properties or rooms, the “Diamond Substitution Inventory”). Notwithstanding the foregoing right of inclusion and substitution, if Licensee shall have failed to achieve the Cumulative Rooms Converted of 10,100 (inclusive of the Diamond Substitution Inventory) by September 30, 2032, Licensor shall have the option, by written notice to Licensee, to prohibit future offering and sales of HGV Max.”
(e)Section 3.2(c)(v) of the License Agreement is hereby amended and replaced in its entirety with the following:
“(iv)    For the avoidance of doubt, the foregoing Diamond Converted Brand Restriction, including the HLT Diamond Option related thereto, shall terminate immediately upon Licensee achieving the Cumulative Rooms Converted target of 10,100 (inclusive of the Diamond Substitution Inventory).”
Section 1.2.Updated Diamond Rebrand Plan and Related Provisions.
(a)Schedule 5.10(a) of the License Agreement is hereby amended and replaced in its entirety with a new Schedule 5.10(a) attached as Attachment A to this Amendment.
Section 1.3.Intent of the Parties; Effect of Schedules; Miscellaneous.
(a)It is the express intent of the Parties to agree to the Diamond Rebrand Plan and Room Conversion Adjustment as set forth in this Amendment as contemplated by the License Agreement. Accordingly, to the extent that there are any terms or provisions in the License Agreement that may not have been modified pursuant to this Amendment and/or are inconsistent with the Parties’ intent herewith, the Parties shall use good faith to interpret such terms or provisions in a manner that reflects such adjustments.
(b)The License Agreement is hereby further amended to modify the definition of “Effective Date” as follows:
“(78)    “Effective Date” shall mean January 2, 2017, the date of the Original Agreement.”
Section 1.4.Counterparts; Authorization of Authority; Misc.
(a)This Amendment may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which, taken together, will constitute,

collectively, one agreement. Delivery of an executed signature page to this Amendment by electronic transmission will be effective as delivery of a manually signed counterpart of this Amendment.
(b)Each Party represents, warrants and covenants that it has and will continue to have all necessary power and authority to execute and deliver this Amendment.
(c)Except to the extent specifically amended, modified or supplemented by this Amendment, the License Agreement shall remain unchanged and in full force and effect. From and after the effectiveness of this Amendment, each reference in the License Agreement to “this Agreement,” “hereof,” “hereunder” or words of similar import will be deemed to mean the License Agreement, as so amended, modified or supplemented by this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

HILTON WORLDWIDE HOLDINGS INC.

By: /s/ Mike E. Hollman
Name: Mike E. Hollman
Title: SVP and Treasurer

HILTON GRAND VACATIONS INC.

By: /s/ Gordon Gurnik
Name: Gordon Gurnik
Title: COO

[Signature Page to First Amendment to Second Amended and Restated License Agreement]

ATTACHMENT A
SCHEDULE 5.10(a)
Diamond Rebrand Plan
Baseline: The “Baseline Fee Schedule”

	Measurement Date
	12/31/2022*	12/31/2023*	12/31/ 2024*	12/31/2025*	6/30/2027 and after
Annual Rooms Converted	3,788	2,387	2,399	224	1,522
Cumulative Rooms Converted	3,788	6,175	8,574	8,798	10,320
% of Total Rooms	30%	49%	69%	70%	82%
Diamond Converted Brand Royalty (per 3.2(a) of this Agreement)*
From January 1 to August 31	2.00%	2.00%	3.00%	4.00%	5.00%
September 1 to December 31	2.00%	3.00%	4.00%	5.00%	5.00%
* Per this Agreement, each license fee Year and the applicable fee for the Year runs from September 1 to August 31 of each calendar year, commencing on September 1, 2021 through August 31, 2022, as Year, as follows:
Year 1: September 1, 2021 to August 31, 2022: 2.00%
Year 2: September 1, 2022 to August 31, 2023: 2.00%
Year 3: September 1, 2023 to August 31, 2024: 3.00%
Year 4: September 1, 2024 to August 31, 2025: 4.00%
Year 5: September 1, 2025 to August 31, 2026: 5.00%
After End of Year 5 (After August 31, 2026): 5.00%
This table shows the applicable license fee based on the calendar year and reflect any applicable step-up in the fee as of September 1.

Adjusted Fee Threshold 1: Adjusted Brand Royalty for Cumulative Rooms Converted Shortfall.
The parties’ intent is to increase the applicable Brand Royalty rate by 50 basis points after the applicable Measurement Date indicated below after failing to meet the applicable Cumulative Rooms Converted threshold, as follows (“Threshold 1 Fee Schedule”):

	If Cumulative Rooms Converted, by Dec. 31, 2022 are:	If Cumulative Rooms Converted, by Dec. 31, 2023 are:	If Cumulative Rooms Converted, by Dec. 31, 2024 are:	If Cumulative Rooms Converted, by Dec. 31, 2025 are:	If Cumulative Rooms Converted, by June 30, 2027 are:
Less than	3,030	5,558	8,145	8,358	9,804
But at least	2,652	4,940	6,859	7,038	8,256
Then Adjusted Diamond Converted Brand Royalty will be:
	From Jan. 1, 2023 to Aug. 31, 2023	Jan. 1, 2024 to Aug. 31, 2024	From Jan. 1, 2025 to Aug. 31, 2025	From Jan. 1, 2026 to Aug. 31, 2026	From July 1, 2027 to Aug. 31, 2027
	2.50%	3.50%	4.50%	5.50%	5.50%
	Sept. 1, 2023 to Dec. 31 2023	Sept. 1, 2024 to Dec. 31, 2024	Sept. 1, 2025 to Dec. 31, 2025	Sept. 1, 2026 to June 30, 2027	Sept. 1, 2027 to December 31, 2027*
	3.50%	4.50%	5.50%	5.50%	5.50%
* Once the cumulative rooms converted meet 9,804 test after December 31, 2027, the Diamond Converted Brand Royalty will revert back to 5.00%.

Adjusted Fee Threshold 2: Adjusted Brand Royalty for Cumulative Rooms Converted Shortfall.
The parties’ intent is to increase the applicable Brand Royalty rate by 100 basis points after the applicable Measurement Date indicated below after failing to meet the applicable Cumulative Rooms Converted threshold, as follows (“Threshold 2 Fee Schedule”):

If Cumulative Rooms Converted, by Dec. 31, 2022 are less than:	If Cumulative Rooms Converted, by Dec. 31, 2023 are less than:	If Cumulative Rooms Converted, by Dec. 31, 2024 are less than:	If Cumulative Rooms Converted, by Dec. 31, 2025 are less than:	If Cumulative Rooms Converted, by June 30, 2027 are less than:
2,652	4,940	6,859	7,038	8,256
Then Adjusted Diamond Converted Brand Royalty will be:
From Jan. 1, 2023 to Aug. 31, 2023	Jan. 1, 2024 to August 31, 2024	From Jan. 1, 2025 to Aug. 31, 2025	From Jan. 1, 2026 to Aug. 31, 2026	From July 1, 2027 to Aug. 31, 2027
3.00%	4.00%	5.00%	6.00%	6.00%
Sept. 1, 2023 to Dec. 31 2023	Sept. 1, 2024 to Dec. 31, 2024	Sept. 1, 2025 to Dec. 31, 2025	Sept. 1, 2026 to June 30, 2027	Sept. 1, 2027 to Dec. 31, 2027**
4.00%	5.00%	6.00%	6.00%	6.00%
** Once the cumulative rooms converted meet 9,804 test after December 31, 2027, the Diamond Converted Brand Royalty will revert back to 5.00%.